From:	Encore Capital Group, Inc. (the “Parent”)
To:	Truist Bank as Agent under the Facility Agreement (as defined below) (the “Agent”) The Lenders (as defined in the Facility Agreement) as at the date of this Amendment Letter (the “Lenders”)
Date:	11 May 2023

AMENDMENT LETTER
Dear Sir/Madam,
1.    INTRODUCTION
1.1    We refer to the facility agreement dated 20 September 2012 between the Parent, the original borrowers named therein, the original guarantors named therein, Cabot Credit Management Limited, J.P. Morgan Europe Limited, the arranger named therein and the lenders named therein (as amended by an amendment letter dated 25 April 2013, as amended and restated by an Amendment and Restatement Agreement dated 28 June 2013, as amended by an Amendment Agreement dated 25 July 2014, as amended and restated by an Amendment and Restatement Agreement dated 5 February 2015, as amended and restated by an Amendment and Restatement Agreement dated 11 November 2015, as amended by an amendment letter dated 6 June 2016, as amended by an Amendment Agreement dated 6 October 2016, as amended and restated by an Amendment and Restatement Agreement dated 31 March 2017, as amended and restated by an Amendment and Restatement Agreement dated 12 December 2017, as amended and restated by an Amendment and Restatement Agreement dated 5 November 2018, as amended and restated by an Amendment and Restatement Agreement dated 15 November 2019, as amended and restated by an Amendment and Restatement Deed dated 1 September 2020, as amended and restated by an Amendment and Restatement Agreement dated 5 August 2021 and as amended and restated by an Amendment and Restatement Agreement dated 29 March 2022 and as amended by an amendment letter dated 9 November 2022 (the “Facility Agreement”)).
1.2    Capitalized terms used in this Amendment Letter but not otherwise defined herein shall have the meaning given to them in the Facility Agreement unless expressly given a different meaning herein.
1.3    The provisions of clauses 1.2 (Construction), 1.4 (Third Party Rights), 39 (Notices) and 42 (Remedies and waivers) of the Facility Agreement apply to this Amendment Letter as though they were set out in full in this Amendment Letter except that references to “this Agreement” are to be construed as references to this Amendment Letter.
2.    AMENDMENT AND CONSENT IN RESPECT OF THE FACILITY AGREEMENT
2.1    In accordance with clauses 43.2 (Required consents) and 43.3 (Exceptions) of the Facility Agreement, we request the consent of the Lenders to the amendment set out in this paragraph 2.

2.2    The Parent hereby requests the confirmation of the Agent and the Lenders that with effect from the date that the Agent has (i) confirmed to the Lenders and the Parent that it has received each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent and (ii) countersigned this Amendment Letter (the “Effective Date”) the definition of "Termination Date" in clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following:
(a)    in respect of the Revolving Facility, the 7th anniversary of the 2020 Effective Date; and
(b)    in respect of any Additional Commitment, the date set out in the Additional Commitment Increase Notice relating to that Additional Commitment (or such other date as the Additional Commitment Lenders in respect of that Additional Commitment and the Parent may agree).
3.    CONSENT
3.1    The Lenders are requested to provide their consent to the amendment as set out in paragraph 2 (Amendment and consent in respect of the Facility Agreement) as soon as possible and in any event by no later than 5.00pm (GMT) on 12 May 2023 (or such later date notified to the Agent by the Obligors’ Agent).
3.2    By countersigning this Amendment Letter, the Agent confirms that the Lenders have approved the amendment as set out in paragraph 2 (Amendment and consent in respect of the Facility Agreement) and that, accordingly, the Agent is authorised to execute this Amendment Letter on behalf of the Finance Parties.
4.    INTERCREDITOR AGREEMENT
4.1    It is recognised that pursuant to the 2021 Amendment and Restatement Agreement:
(a)    each Lender on the 2021 Effective Date irrevocably and unconditionally consented (in its capacity as a Lender and, if it was a Hedge Counterparty, in its capacity as a Hedge Counterparty), and agreed to procure that, unless it was prohibited to do so by its relevant constitutional documentation or internal compliance policies, any of its Affiliates or related funds that were Lenders or Hedge Counterparties consented (in their capacity as Lenders or Hedge Counterparties, as applicable) to any and all amendments to the Intercreditor Agreement or any other Finance Document necessary to permit any Indebtedness (including, but not limited to any bonds, notes or any other capital market instruments) incurred in compliance with clause 1.2(a) of Part 1 of Schedule 14 (Limitations on Indebtedness) to be treated as Super Senior Liabilities (as defined in the Intercreditor Agreement) (including without limitation, any amendment to the definition of "Credit Facility Lenders" in the Intercreditor Agreement)
(b)    each Lender on the 2021 Effective Date irrevocably and unconditionally acknowledged and agreed (in its capacity as a Lender and, if it is a Hedge Counterparty, in its capacity as a Hedge Counterparty) to procure, unless it was prohibited to do so by its relevant constitutional documentation or internal compliance policies, that any of its Affiliates and related funds that were Lenders or Hedge Counterparties acknowledged and agreed (in their capacity as Lenders or Hedge Counterparties, as applicable) that the Agent and/or the Security Agent may, but shall not be required to, send to it any further formal amendment request in connection with the amendments referred to in paragraph 4.1(a) above and the Agent and/or the Security Agent (as applicable) is authorised to consent on behalf of it, as a Lender or as a Hedge Counterparty (as applicable) under the Intercreditor Agreement, to any such amendments set out under paragraph 4.1(a)

above (and the Agent and Security Agent shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the relevant requisite Lenders, or Hedge Counterparties, have consented to the relevant amendment, waiver or other modification in accordance with clause 30 (Consents, amendments and Override) of the Intercreditor Agreement, and any clause relating to such amendment in any other Finance Documents; and
(c)    it was agreed that in the event that the amendments to the Intercreditor Agreement or any other Finance Document contemplated by clause 7 of the 2021 Amendment and Restatement Agreement as outlined in paragraphs 4.1(a) and 4.1(b) above had not occurred on or prior to the date falling 18 Months from the 2021 Effective Date, the consent provided by each Lender pursuant clause 7 of the 2021 Amendment and Restatement Agreement (and as outlined in paragraphs 4.1(a) and 4.1(b) above) would expire (the "Initial ICA Consent Expiry Date") unless the Facility Agreement was amended prior to the Initial ICA Consent Expiry Date.
4.2    It is further recognised that pursuant to the 2022 Amendment and Restatement Agreement:
(a)    each Lender on the 2022 Amendment and Restatement Date agreed to extend the Initial ICA Consent Expiry Date by 18 months from the 2022 Effective Date; and
(b)    it was agreed that in the event that the amendments to the Intercreditor Agreement or any other Finance Document contemplated by clause 7 of the 2021 Amendment and Restatement Agreement (as outlined in this paragraph 4) had not occurred on or prior to the date falling 18 Months from the 2022 Effective Date, the consent provided by each Lender (as outlined in paragraph 4.1 and as extended by paragraph 4.2(a) above) would expire (the "First Amended Expiry Period"), and that for the avoidance of any doubt, to the extent that the Facility Agreement, as amended a restated by the 2022 Amendment and Restatement Agreement, was further amended, the First Amended Expiry Period would end on the date falling 18 Months from the effective date of such amendment.
4.3    It is further recognised that the Facility Agreement was amended pursuant to an amendment letter dated 9 November 2022 and that, in accordance with clause 7.3 of the 2022 Amendment and Restatement Agreement (as outlined in paragraph 4.2(b) above), the First Amended Expiry Period was extended by 18 months from the date of such amendment letter (the "Second Amended Expiry Period").
4.4    Pursuant to clause 7.3 (Intercreditor Agreement) of the 2022 Amendment and Restatement Agreement, each Lender hereby agrees that, the Second Amended Expiry Period shall be extended by 18 Months from the Effective Date.
4.5    In the event that the amendments to the Intercreditor Agreement or any other Finance Document contemplated by clause 7 (Intercreditor Agreement) of the 2021 Amendment and Restatement Agreement (as outlined in this paragraph 4) do not occur on or prior to the date falling 18 Months from the Effective Date, the consent provided by each Lender (as outlined in paragraphs 4.1, 4.2 and 4.3 above and as extended by paragraph 4.4 above) shall expire (the "Third Amended Expiry Period"). For the avoidance of doubt to the extent that the Facility Agreement, as amended by this Amendment Letter, is further amended, the Third Amended Expiry Period shall end on the date falling 18 Months from the effective date of such amendment.
5.    OBLIGOR CONFIRMATIONS
5.1    For the avoidance of doubt, and subject to the Legal Reservations and Perfection Requirements, on the date of this Amendment Letter and on the Effective Date the Parent for itself and in its capacity as Obligors' Agent on behalf of each other Obligor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Facility Agreement or any Finance Document shall (a) remain in full force and effect notwithstanding the amendment referred to in paragraph 2 (Amendment and consent in respect of the Facility Agreement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Amendment Letter.
5.2    For the avoidance of doubt and subject to the Legal Reservations and Perfection Requirements, on the Effective Date, the Parent for itself and on behalf of each other Obligor confirms for the benefit of the Secured Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:
(a)    remain in full force and effect notwithstanding the amendment referred to in paragraph 2 (Amendment and consent in respect of the Facility Agreement); and
(b)    continue to secure all debts and obligations which are expressed to be Secured Obligations (as defined in the Intercreditor Agreement) and in each case including, but not limited to, its obligations under the Facility Agreement as amended by this Amendment Letter.
6.    MISCELLANEOUS
6.1    The Parent and the Agent (by countersigning this Amendment Letter) have designated this Amendment Letter as a Finance Document.
6.2    With effect from (and including) the Effective Date:
(a)    the amendments to the Facility Agreement set out in paragraph 2 (Agreement and consent in respect of the Facility Agreement) shall be made, in each case, on the terms and conditions (if any) stated;
(b)    all references in the Facility Agreement to the "Arrangers" will hereafter be considered to include, in addition to the existing joint lead arrangers stated therein, Citizens Bank, N.A; and
(c)    all references in the Facility Agreement to “this Agreement” shall include the Facility Agreement as amended by this Amendment Letter.
6.3    The Repeating Representations are deemed to be made by the Parent for itself and in its capacity as Obligors’ Agent on behalf of each of the other Obligors (by reference to the facts and circumstances then existing) on the Effective Date, and references to "this Agreement" or to the "Transaction Documents" in the Repeating Representations shall be construed as references to the Facility Agreement as amended by this Amendment Letter.
6.4    Save as amended by this Amendment Letter, the provisions of the Facility Agreement and other Finance Documents shall continue in full force and effect and the Facility Agreement and this Amendment Letter shall be read and construed as one instrument.
6.5    The amendment given pursuant to paragraph 2 (Amendment and consent in respect of the Facility Agreement) of this Amendment Letter is without prejudice to any rights or remedies the Finance Parties may have now or in the future with respect to any other matters, and is limited to the provisions and specific circumstances to which it refers. Nothing in this Amendment Letter shall be, or be deemed to be, a waiver, consent, amendment or agreement in respect of any of the provisions or conditions of the Facility Agreement, except as this amendment specified in paragraph 2 (Amendment and consent in respect of the Facility Agreement) of this Amendment Letter.
6.6    On the Effective Date, the Parent shall pay the Agent the amount of all costs and expenses (including legal fees subject to agreed caps (if any)) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this letter and any other documents referred to in this Amendment Letter.
6.7    This Amendment Letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.
6.8    This Amendment Letter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and the provisions of clause 50 (Enforcement) of the Facility Agreement shall be deemed to be incorporated in this Amendment Letter in full, mutatis mutandis, save that references to “this Agreement” shall be construed as references to this Amendment Letter.

Please sign, date and return the enclosed copy of this Amendment Letter to signify your acceptance and acknowledgement of its terms and conditions.
Yours faithfully,
/s/ Jonathan Clark
Encore Capital Group, Inc.
Name: Jonathan Clark
Title: EVP and CFO

We hereby confirm the agreement of the Lenders to the terms of this Amendment Letter and the amendment requested in this Amendment Letter.
TRUIST BANK
/s/ Richard W. Jantzen, III
Name: Richard W. Jantzen, III
Title: Director

SCHEDULE 1
CONDITIONS PRECEDENT
1.    OBLIGORS
1.1    A copy of the constitutional documents of the Parent (or a certificate of an authorised signatory of the Parent certifying that the constitutional documents previously delivered to the Agent previously have not been amended and remain in full force and effect) and a long form certificate of good standing.
1.2    A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Parent:
(a)    approving the terms of, and the transactions contemplated by, this Amendment Letter and resolving that it execute, deliver and perform this Amendment Letter on behalf of itself and as Obligors' Agent on behalf of each other Obligor; and
(b)    authorising a specified person or persons to execute this Amendment Letter on behalf of itself and as Obligors' Agent on behalf of each other Obligor.
1.3    If applicable, a copy of a resolution of the board of directors of the relevant company, establishing the committee referred to in paragraph 1.2 above.
1.4    A copy of a specimen of the signature of each person authorised by the resolutions referred to in paragraphs 1.2 and 1.3 above.
1.5    A certificate of the Parent (signed by an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it, or any other Obligor, to be exceeded.
1.6    A certificate of an authorised signatory of the Parent certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Letter
1.7    A certificate of an authorised signatory of the Parent attaching a copy of the group structure chart and certifying that it has not been amended or superseded as at the date hereof.
2.    FINANCE DOCUMENTS
2.1    This signed Amendment Letter.
3.    LEGAL OPINIONS
3.1    A legal opinion of Baker & McKenzie LLP, legal advisers to the Lenders in England, substantially in the form distributed to the Lenders prior to signing this Amendment Letter.
3.2    A legal opinion of White & Case LLP, legal advisers to the Parent in New York and Delaware, substantially in the form distributed to the Lenders prior to signing this Amendment Letter.
4.    OTHER DOCUMENTS AND EVIDENCE
4.1    Evidence that all fees, costs and expenses then due and payable pursuant to this Amendment Letter have been or will be paid on or by the Effective Date.